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                                                                    Exhibit (10)




                      SHARED MEDICAL SYSTEMS CORPORATION

                                 $175,000,000

                     6.58% Series A Senior Notes due 2006
                     6.58% Series B Senior Notes due 2009
                     6.75% Series C Senior Notes due 2009
                     6.75% Series D Senior Notes due 2011


                            NOTE PURCHASE AGREEMENT



                          Dated as of April 29, 1999



================================================================================

                               TABLE OF CONTENTS

                                                                  Page


1.   AUTHORIZATION OF NOTES.......................................  1

2.   SALE AND PURCHASE OF NOTES...................................  1

3.   CLOSING......................................................  2

4.   CONDITIONS TO CLOSING........................................  2

     4.1   Representations and Warranties.........................  2
     4.2   Performance; No Default................................  2
     4.3   Compliance Certificates................................  2
     4.4   Opinions of Counsel....................................  3
     4.5   Purchase Permitted By Applicable Law, etc..............  3
     4.6   Sale of Other Notes....................................  3
     4.7   Payment of Special Counsel Fees........................  3
     4.8   Private Placement Number...............................  3
     4.9   Changes in Corporate Structure.........................  4
     4.10  Proceedings and Documents..............................  4

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY................  4

     5.1   Organization; Power and Authority......................  4
     5.2   Authorization, etc.....................................  4
     5.3   Disclosure.............................................  4
     5.4   Organization and Ownership of Shares of Subsidiaries...  5
     5.5   Financial Statements...................................  5
     5.6   Compliance with Laws, Other Instruments, etc...........  5
     5.7   Governmental Authorizations, etc.......................  6
     5.8   Litigation; Observance of Statutes and Orders..........  6
     5.9   Taxes..................................................  6
     5.10  Title to Property; Leases..............................  7
     5.11  Licenses, Permits, etc.................................  7
     5.12  Compliance with ERISA..................................  7
     5.13  Private Offering by the Company........................  8
     5.14  Use of Proceeds; Margin Regulations....................  8
     5.15  Existing Indebtedness..................................  8
     5.16  Foreign Assets Control Regulations, etc................  9

                              TABLE OF CONTENTS
                                  (continued)

                                                                  Page

     5.17  Status under Certain Statutes..........................   9

6.   REPRESENTATIONS OF THE PURCHASER.............................   9

     6.1  Purchase for Investment.................................   9
     6.2  Source of Funds.........................................   9

7.   INFORMATION AS TO COMPANY....................................  11

     7.1  Financial and Business Information......................  11
     7.2  Officer's Certificate...................................  13
     7.3  Inspection..............................................  13

8.   PREPAYMENT OF THE NOTES......................................  14

     8.1  Required Prepayments....................................  14
     8.2  Optional Prepayments with Make-Whole Amount.............  14
     8.3  Allocation of Partial Prepayments.......................  15
     8.4  Offer to Prepay Resulting from Asset Disposition........  15
     8.5  Maturity; Surrender, etc................................  16
     8.6  Purchase of Notes.......................................  16
     8.7  Make-Whole Amount.......................................  17

9.   AFFIRMATIVE COVENANTS........................................  18

     9.1  Compliance with Law.....................................  18
     9.2  Insurance...............................................  18
     9.3  Maintenance of Properties...............................  18
     9.4  Payment of Taxes........................................  19
     9.5  Corporate Existence, etc................................  19

10.  NEGATIVE COVENANTS...........................................  19

     10.1  Transactions with Affiliates...........................  19
     10.2  Merger, Consolidation, etc.............................  20
     10.3  Incurrence of Funded Debt..............................  20
     10.4  Priority Debt..........................................  21
     10.5  Consolidated Net Worth.................................  21
     10.6  Fixed Charge Ratio.....................................  21
     10.7  Sale of Assets.........................................  21
     10.8  Liens..................................................  23

                               TABLE OF CONTENTS
                                  (continued)


                                                                  Page

     10.9  Disposal of Ownership of a Subsidiary..................  25

11.  EVENTS OF DEFAULT............................................  25

12.  REMEDIES ON DEFAULT, ETC.....................................  27

     12.1  Acceleration...........................................  27
     12.2  Other Remedies.........................................  28
     12.3  Rescission.............................................  28
     12.4  No Waivers or Election of Remedies, Expenses, etc......  28

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES................  29

     13.1  Registration of Notes..................................  29
     13.2  Transfer and Exchange of Notes.........................  29
     13.3  Replacement of Notes...................................  29

14.  PAYMENTS ON NOTES............................................  30

     14.1  Place of Payment.......................................  30
     14.2  Home Office Payment....................................  30

15.  EXPENSES, ETC................................................  30

     15.1  Transaction Expenses...................................  30
     15.2  Survival...............................................  31

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.  31

17.  AMENDMENT AND WAIVER.........................................  31

     17.1  Requirements...........................................  31
     17.2  Solicitation of Holders of Notes.......................  32
     17.3  Binding Effect, etc....................................  32
     17.4  Notes Held by Company, etc.............................  32

18.  NOTICES......................................................  33

19.  REPRODUCTION OF DOCUMENTS....................................  33

20.  CONFIDENTIAL INFORMATION.....................................  33

21.  SUBSTITUTION OF PURCHASER....................................  34

22.  MISCELLANEOUS................................................  35

     22.1  Successors and Assigns.................................  35
     22.2  Payments Due on Non-Business Days......................  35

                              TABLE OF CONTENTS
                                  (continued)

                                                                    Page

      22.3  Severability..........................................  35
      22.4  Construction..........................................  35
      22.5  Counterparts..........................................  35
      22.6  Governing Law.........................................  35

SCHEDULE A     INFORMATION RELATING TO PURCHASERS

SCHEDULE B     DEFINED TERMS

SCHEDULE 4.9   CHANGES IN CORPORATE STRUCTURE

SCHEDULE 5.3   DISCLOSURE MATERIALS

SCHEDULE 5.4   SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

SCHEDULE 5.5   FINANCIAL STATEMENTS

SCHEDULE 5.8   CERTAIN LITIGATION

SCHEDULE 5.11  PATENTS, ETC.

SCHEDULE 5.14  USE OF PROCEEDS

SCHEDULE 5.15  EXISTING INDEBTEDNESS

EXHIBIT 1-A    FORM OF SERIES A NOTE

EXHIBIT 1-B    FORM OF SERIES B NOTE

EXHIBIT 1-C    FORM OF SERIES C NOTE

EXHIBIT 1-D    FORM OF SERIES D NOTE

EXHIBIT 4.4(a) FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY

EXHIBIT 4.4(b) FORM OF OPINION OF SPECIAL COUNSEL FOR THE
               PURCHASERS

                       SHARED MEDICAL SYSTEMS CORPORATION
                            51 Valley Stream Parkway
                          Malvern, Pennsylvania 19355

                      6.58% Series A Senior Notes due 2006
                      6.58% Series B Senior Notes due 2009
                      6.75% Series C Senior Notes due 2009
                      6.75% Series D Senior Notes due 2011

                                                            As of April 29, 1999

TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

          SHARED MEDICAL SYSTEMS CORPORATION, a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.  AUTHORIZATION OF NOTES.

          The Company will authorize the issue and sale of $175,000,000 aggregate principal amount of its senior notes, of which $15,000,000 aggregate principal amount shall be its 6.58% Series A Senior Notes due 2006 (the "SERIES A NOTES"), $74,000,000 aggregate principal amount shall be its 6.58% Series B Senior Notes due 2009 (the "SERIES B NOTES"), $61,000,000 aggregate principal amount shall be its 6.75% Series C Senior Notes due 2009 (the "SERIES C NOTES") and $25,000,000 aggregate principal amount shall be its 6.75% Series D Senior Notes due 2011 (the "SERIES D NOTES"). As used herein, the term "Notes" shall include all notes originally issued pursuant to this Agreement and any notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined). The Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes shall be substantially in the respective forms set out in Exhibits 1-A, 1-B, 1-C and 1-D, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.  SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.  CLOSING.

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, at 10:00 a.m., New York time, at a closing (the "CLOSING") on April 29, 1999 or on such other Business Day thereafter on or prior to April 30, 1999 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may indicate on Schedule A or otherwise request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 85-110-564-75 at PNC Bank, N.A., ABA Number 031000053. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.  CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     4.1  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     4.2  PERFORMANCE; NO DEFAULT.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing.

     4.3  COMPLIANCE CERTIFICATES.

          (a)  Officer's Certificate.  The Company shall have delivered to you
               ---------------------
an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

     (b)  Secretary's Certificate.  The Company shall have delivered to you a
           -----------------------
certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreement.

     4.4  OPINIONS OF COUNSEL.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Drinker Biddle & Reath LLP, counsel
                                    -
for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Orrick, Herrington &
                                             -
Sutcliffe LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     4.5  PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing your purchase of Notes shall (i) be
                                                                   -
permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not
                                                                       --
violate any applicable law or regulation (including, without limitation, Regulation T, U, or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to
     ---
any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     4.6  SALE OF OTHER NOTES.

          Contemporaneously with the Closing, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

     4.7  PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a detailed statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     4.8  PRIVATE PLACEMENT NUMBER.

          A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of Notes.

     4.9  CHANGES IN CORPORATE STRUCTURE.

          Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     4.10 PROCEEDINGS AND DOCUMENTS.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

     5.1  ORGANIZATION; POWER AND AUTHORITY.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     5.2  AUTHORIZATION, ETC.

          This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency,
                                  -
reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of
                                 --
whether such enforceability is considered in a proceeding in equity or at law).

     5.3  DISCLOSURE.

          The Company, through its agent, PNC Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated March 1999 (the "MEMORANDUM"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     5.4  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

          (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries are duly authorized, have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     5.5  FINANCIAL STATEMENTS.

          The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     5.6  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or
                                  -
constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or
                                                       --
result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of
                                                ---
any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     5.7  GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, except for the filing of a Form D with the Securities and Exchange Commission.

     5.8  LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.9  TAXES.

          The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the
                       -
aggregate Material or (ii) the amount, applicability or validity of which is
                       --
currently being diligently contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1991.

    5.10  TITLE TO PROPERTY; LEASES.

          The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

    5.11  LICENSES, PERMITS, ETC.

          Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     5.12  COMPLIANCE WITH ERISA.

           (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), other than routine liabilities for contributions and benefit payments under the Plans, and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

           (b) None of the Plans is a defined contribution plan (as defined in Section 414(j) of the Code) or a multiemployer plan (as defined in Section 3(37) of ERISA)).

           (c) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

           (d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(d) is made in reliance upon and subject to (i) the accuracy of your representation in Section 6.2 as to
                     -
the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making
                      --
such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions, as in effect prior to July 1, 1996, remains valid in the circumstances of the transactions contemplated herein.

    5.13  PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 65 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

    5.14  USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the U.S. Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

    5.15  EXISTING INDEBTEDNESS.

          Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 31, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

    5.16  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

    5.17  STATUS UNDER CERTAIN STATUTES.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

6.  REPRESENTATIONS OF THE PURCHASER.

    6.1   PURCHASE FOR INVESTMENT.

          You represent that you are an "accredited investor" as defined in Rule 501 under the Securities Act and that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control, provided, further, that your
                                                    --------  -------
right to sell or otherwise dispose of all or any part of the Notes purchased or acquired by you pursuant to an effective registration statement under the Securities Act or under an exemption from registration available under the Securities Act shall not be prejudiced. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     6.2  SOURCE OF FUNDS.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" as defined in Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in Section 3(3) of ERISA and Section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan (before reduction for credits on account of any reinsurance ceded on a coinsurance basis) exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate
                                    -
account, within the meaning of PTCE 90-1 (55 FR 2891, January 29, 1990), or (ii)
                                                                             --
a bank collective investment fund, within the meaning of the PTCE 91-38 (56 FR 31966, July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (as defined in Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such
QPAM: the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied; neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Part V(e) of the QPAM Exemption) owns a 5% or more interest in the Company; and (i) the identity of such QPAM and (ii) the
                                   -                                 --
names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
(c); or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which plans has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and from Section 4975 of the Code.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.  INFORMATION AS TO COMPANY.

     7.1  FINANCIAL AND BUSINESS INFORMATION.

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each
              --------------------
quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of, (i) a
                                                                         -
consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of income, changes in
                   --
shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of
             --------
copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 120 days after the end of each fiscal
              -----------------
year of the Company, duplicate copies of, (i) a consolidated balance sheet of
                                           -
the Company and its Subsidiaries, as at the end of such year, and (ii)
                                                                   --
consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that
                                                                   --------
the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available,
              ---------------------
and in any event within five days, one copy of (i) each financial statement,
                                                -
report, notice or proxy
statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement
                --
that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

          (d) Notice of Default or Event of Default -- promptly, and in any
              -------------------------------------
event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after
              -------------
a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in
Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, other than routine liabilities for contributions and benefit payments under such plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

          (f) Requested Information -- with reasonable promptness, such other
              ---------------------
data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including, (i) with the Company's approval, any management
                             -
letter of the accountants of the Company and a certificate of the accountants of the Company stating that they have reviewed this Agreement and stating further whether, in preparing their audit pursuant to Section 7.1(b), they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if any such condition or event exists, the nature and period of such condition or event and (ii) unless the Company is at the time subject to
                             --
the reporting requirements of Section 13 or 15(d) of the Exchange Act, promptly upon the written request of any holder of a Note, such information as shall then be required to permit a resale of Notes by such holder of Notes pursuant to Rule 144A under the Securities Act (or any superseding rule providing an exemption from registration under the Securities Act for resales to qualified institutional buyers); provided, however, that if
                                                    --------  -------
such request shall so indicate, the statement and financial statements or other information shall be delivered to any named prospective purchaser of a Note as well as to the requesting holder of Notes, so long as the request states that such holder of Notes believes such prospective purchaser to be a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (or under any such superseding rule) and any such prospective purchaser shall have agreed in writing with the Company to be bound by the provisions of Section 20 as to any such information that is Confidential Information.

     7.2  OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed
              -------------------
calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.9 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the
              ----------------
relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     7.3  INSPECTION.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at
              ----------
the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, prospects, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

         (b) Default -- if a Default or Event of Default then exists, at the
             -------
expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.  PREPAYMENT OF THE NOTES.

    8.1  REQUIRED PREPAYMENTS.

         (a) Series A Notes. There shall be no scheduled principal prepayments
             --------------
on account of the Series A Notes.

         (b) Series B Notes. On April 29, 2003 and on each April 29, thereafter
             --------------
to and including April 29, 2008, the Company will prepay $10,571,429 principal amount (or such lesser principal amount as shall then be outstanding) of such Series B Notes at par and without payment of the Make-Whole Amount or any premium, provided that, upon any partial prepayment of the Notes pursuant to
         --------
Section 8.2 or 8.4 or purchase of the Notes permitted by Section 8.6, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1(b) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

         (c) Series C Notes. There shall be no scheduled principal prepayments
             --------------
on account of the Series C Notes.

         (d) Series D Notes. On April 29, 2007 and on each April 29, thereafter to and including April 29, 2010, the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of such Series D Notes at par and without payment of the Make-Whole Amount or any premium, provided that, upon any partial prepayment of the Notes pursuant to
         --------
Section 8.2 or 8.4 or purchase of the Notes permitted by Section 8.6, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1(d) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

    8.2  OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     8.3  ALLOCATION OF PARTIAL PREPAYMENTS.

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     8.4  OFFER TO PREPAY RESULTING FROM ASSET DISPOSITION.

          (a) In the event the Company determines to offer to prepay Notes in accordance with Section 10.7(a), the Company shall (i) deliver to each holder of
                                                    -
a Note a written notice of the occurrence of an Asset Disposition and the election by the Company to offer to prepay Notes in accordance with Section 10.7 (a "NOTICE AND OFFER TO PREPAY") and (ii) if such holder elects to accept
                                      --
prepayment by delivering an Acceptance (as hereinafter defined), prepay on the Special Prepayment Date (as hereinafter defined) Notes held by such holder in a principal amount equal to (i) the Allocated Excess Amount times (ii) a fraction,
                           -                                     --
(A) the numerator of which shall be the principal amount of Notes then held by
 -
such holder of Notes and (B) the denominator of which shall be the aggregate
                          -
principal amount of all Notes at the time outstanding; provided, however, that
                                                       --------  -------
if the amount so determined exceeds the principal amount of Notes held by such holder of Notes, all Notes held by such holder of Notes shall be prepaid in full. Any prepayment of Notes pursuant to this Section 8.4 shall be made at a prepayment price equal to the principal amount of Notes to be prepaid, together with accrued interest thereon to the date of prepayment, plus a premium on the principal amount of Notes to be prepaid equal to the Make-Whole Amount.

          (b) A Notice and Offer to Prepay shall state: (i) that such notice is
                                                         -
delivered pursuant to this Section 8.4; (ii) the Allocated Excess Amount with
                                         --
respect to the Asset Disposition (showing in reasonable detail the calculation thereof and accompanied by the information required to be provided by Section 10.7(c)); (iii) the date by which a holder of Notes must elect to receive
           ---
prepayment pursuant to Section 8.4(c); (iv) the date on which if such election
                                        --
is made such holder will receive payment, which date shall be the first Business Day occurring at least 45 days after the date of the Notice and Offer to Prepay (the "SPECIAL PREPAYMENT DATE"); (v) the principal amount of Notes held by such
                                  -
holder of Notes which is subject to prepayment; (vi) the aggregate amount of the
                                                 --
premium that the Company would be required to pay if such prepayment were made on the date of the Notice and Offer to Prepay (including in detail all calculations made to determine such amount, whether or not a premium is determined to be due and payable); and (vii) the aggregate amount of Senior Debt
                                        ---
(other than the Notes) that is subject to prepayment, if any.

          (c) To elect prepayment pursuant to this Section 8.4, a holder of Notes shall deliver to the Company, on or before the twenty-fifth day following the date of receipt of the Notice and Offer to Prepay, written notice of such holder of Notes' election to exercise its right to be prepaid pursuant to this
Section 8.4 (an "ACCEPTANCE"). The Acceptance shall set forth the name of such holder (an "ACCEPTING HOLDER") and the statement that it elects to exercise its right to be prepaid pursuant to this Section 8.4. Promptly, and in any event within two Business Days after receipt of an Accepting Holder's Acceptance, the Company shall by written notice (the "SECOND NOTICE") to such Accepting Holder acknowledge receipt thereof. In the event that the aggregate amount to be prepaid to the Accepting Holders pursuant to Section 8.4(a) is less than the Allocated Excess Amount, the Company shall provide notice thereof to each Accepting Holder (the "ADDITIONAL PAYMENT NOTICE") and shall make an additional offer to prepay the Notes of each Accepting Holder in an amount (the "ADDITIONAL PREPAYMENT AMOUNT") equal to the Allocated Excess Amount, less all prepayments of the Notes to be made pursuant to this Section 8.4, times a fraction, the numerator of which shall be the principal amount of the Notes then held by each such Accepting Holder and the denominator of which shall be the aggregate principal amount of all Notes held by the Accepting Holders. To elect prepayment in the amount of such Additional Prepayment Amount, the Accepting Holder shall deliver to the Company, on or before the tenth day after receipt of the Additional Payment Notice, written notice of such Accepting Holder's election hereunder (the "ADDITIONAL ACCEPTANCE"), which notice shall include the Accepting Holder's name and the statement that it elects to exercise its right to receive the Additional Prepayment Amount pursuant to this Section 8.4. In addition, the Company shall subsequently provide notice of the final determination of any Make-Whole Amount as required by Section 8.7. Any Acceptance and Additional Acceptance having been so delivered by an Accepting Holder of Notes pursuant to this Section 8.4(c) and not rescinded prior to the Special Prepayment Date, the aggregate principal amount of Notes held by such Accepting Holder determined to be subject to prepayment pursuant to Section 8.4(a) and this Section 8.4(c), together with accrued interest thereon and the premium on the principal amount of Notes to be prepaid equal to the Make-Whole Amount, if any, shall become due and payable on the Special Prepayment Date.

     8.5  MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.6  PURCHASE OF NOTES.

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in
                          -
accordance with the terms of this Agreement and the Notes or (b) pursuant to an
                                                              -
offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 15 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     8.7  MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no
                                 --------
event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.4 has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by (i) the
                      -              -                                    -
yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX-1" on the Bloomberg Financial Markets Service (or such other display as may replace Page PX-1 on Bloomberg Financial Markets Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported
    --
as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in U.S. Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent
               -
yields in accordance with accepted financial practice and (b) interpolating
                                                           -
linearly between (1) the "on the run" U.S. Treasury security with the
                  -
maturity closest to and greater than the Remaining Average Life and (2) the "on
                                                                     -
the run" U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by
          -                              --
multiplying (a) the principal component of each Remaining Scheduled Payment with
             -
respect to such Called Principal by (b) the number of years (calculated to the
                                     -
nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which
                    --------
interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.4 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 8.2 or 8.4 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.  AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

     9.1  COMPLIANCE WITH LAW.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the operation and ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     9.2  INSURANCE.

          The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     9.3  MAINTENANCE OF PROPERTIES.

          The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or
              --------
any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

     9.4  PAYMENT OF TAXES.

          The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any
                                    --------
Subsidiary need pay any such tax or assessment if (i) the amount, applicability
                                                   -
or validity thereof is diligently contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all
                                                   --
such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     9.5  CORPORATE EXISTENCE, ETC.

          The Company will at all times preserve and keep in full force and effect its corporate existence, except as otherwise permitted by Section 10.2. Subject to Sections 10.2, 10.7 and 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

10.  NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

     10.1  TRANSACTIONS WITH AFFILIATES.

          The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

    10.2  MERGER, CONSOLIDATION, ETC.

          The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions, except:

          (a) the Company may consolidate with or merge with any corporation, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, so long as (i) the
                                                                 -
successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and, if the Company is not the Successor Corporation, (x) the
                                                                 -
Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to agreements and instruments approved by the Required Holders, such approval not to be unreasonably withheld) and (y) the Company shall have caused to be delivered to
                            -
each holder of Notes an opinion of nationally recognized independent counsel or other counsel satisfactory to the Required Holders, to the effect that all agreements are enforceable in accordance with their terms and comply with all terms hereof; (ii) immediately prior to such transaction, no Default or Event
               --
of Default exists; and (iii) immediately after giving effect to such
                        ---
transaction, (x) no Default or Event of Default would exist, and (y) the
              -                                                   -
Successor Corporation would be permitted by the provisions of Section 10.3 to incur at least $1.00 of additional Funded Debt owing to a Person other than a Subsidiary of the Successor Corporation; and

          (b) any Subsidiary may consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) the Company or any Substantial Subsidiary or (ii)
                            -                                                --
any Person (other than the Company or any Substantial Subsidiary), provided that
                                                                   --------
in the case of a transaction covered by this clause (ii), such conveyance,
                                                     --
merger, transfer or lease would be permitted by the provisions of Section 10.7(a); provided, however, if as a result of any such merger or consolidation,
         --------  -------
such Subsidiary shall cease to be a Subsidiary, any Indebtedness of the Company or any other Subsidiary held by such Subsidiary, and any Indebtedness of such Subsidiary held by the Company or any other Subsidiaries, shall have been paid in full.

          No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

    10.3  INCURRENCE OF FUNDED DEBT.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, assume, incur, guarantee or in any manner become liable, contingently or otherwise, in respect of any Funded Debt, except for:

          (a) the Notes;

          (b) Funded Debt of the Company and its Subsidiaries outstanding on the date of this Agreement and the Other Agreements;

          (c) other Funded Debt owing to a Person other than the Company or any Subsidiary not referred to in Section 10.3 (a) or (b), provided that,
                                                       --------
immediately after giving effect to the incurrence of Funded Debt and any application of the proceeds thereof to the repayment of any Indebtedness, the pro forma ratio of (i) Consolidated Adjusted Funded Debt to the sum of (ii)(x)
                    -                                                   --  -
Consolidated Net Worth plus (y) Consolidated Adjusted Funded Debt would not
                             -
exceed 0.50 to 1.00; and

          (d) any renewal, extension, substitution, refinancing, or replacement of any Funded Debt then outstanding, provided that (i) the principal amount of
                                     --------
Funded Debt resulting from such renewal, extension, substitution, refinancing or replacement shall not exceed the principal amount of Funded Debt so renewed, extended, substituted for, refinanced or replaced or (ii) if the principal amount of Funded Debt resulting from such renewal, extension, substitution, refinancing or replacement does exceed the principal amount of Funded Debt so renewed, extended, substituted for, refinanced or replaced, after giving effect to the renewal, extension, substitution, refinancing or replacement of an equivalent principal amount, the excess principal amount of Funded Debt shall be permitted to be incurred under Section 10.3(c).

For the purpose of this Section 10.3, any Person becoming a Subsidiary after the date of Closing shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its outstanding Indebtedness, and any Person renewing, extending, substituting, refinancing, refunding or replacing of any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such renewal, extension, substitution, refinancing, refunding or replacement.

    10.4  PRIORITY DEBT.

          The Company will not at any time permit Priority Debt to exceed the greater of (i) $100,000,000 and (ii) 15% of Consolidated Net Worth.
            -                    --

    10.5  CONSOLIDATED NET WORTH.

          The Company will not at any time permit Consolidated Net Worth to be less than the sum of (i) $325,000,000 plus (ii) an aggregate amount equal to 25%
                      -                     --
of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ending December 31, 1999.

    10.6  FIXED CHARGE RATIO.

          The Company will not at any time permit the ratio of Income Available for Fixed Charges to Fixed Charges for the four fiscal quarters then most recently ended to be less than 1.75 to 1.00.

    10.7  SALE OF ASSETS.

          (a) Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

                (i) in the good faith opinion of the Company, such Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

               (ii) immediately prior to such Asset Disposition, no Default or Event of Default exists;

              (iii) immediately after giving effect to such Asset Disposition, no Default or Event of Default would exist; and

               (iv) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition during the 365-day period ending on the date the Asset Disposition is consummated would not exceed 15% of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company; provided that the
                                                            --------
portion (the "EXCESS PORTION") of the Disposition Value of any Asset Disposition that (when added to the Disposition Value of any other Asset Dispositions during the 365-day period ending on the date such Asset Disposition was consummated) would exceed 15% of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company shall be excluded from the computation required by this Section 10.7(a) if (x) the Net Proceeds Amount in respect of
                                     -
such Excess Portion (the "EXCESS AMOUNT") is applied within 360 days to purchase other noncurrent assets which are intended to be used in the business of the Company or its Subsidiaries or (y) the Company makes an offer to prepay
                                -
outstanding Senior Debt in an amount equal to the Excess Amount in connection with such Asset Disposition in compliance with Sections 8.4 and 10.7(b); provided further, that (A) any such offer shall be made ratably to holders of
-------- -------        -
all outstanding Senior Debt and (B) the Special Prepayment Date in connection
                                 -
with any such offer shall be a day not more than 360 days after the date on which such Asset Disposition is consummated.

          (b) In the event that the Excess Amount in respect of any Asset Disposition is to be applied to the prepayment of Senior Debt pursuant to
Section 10.7(a), (i) if no Senior Debt (other than the Notes) is at the time outstanding, such Excess Amount shall be deemed to equal the Allocated Excess Amount and shall be applied to an offer to prepay Notes pursuant to the provisions of Section 8.4; or (ii) if Senior Debt (other than the Notes) is at the time outstanding, such Excess Amount shall be allocated pro rata among the Notes and such Senior Debt (other than the Notes) in proportion to the aggregate unpaid principal amount of each thereof. The portion of such Excess Amount so allocated to the Notes (the "ALLOCATED EXCESS AMOUNT") shall be applied to an offer to prepay Notes pursuant to Section 8.4, and the portion of such Excess

Amount allocated to any Senior Debt (other than the Notes) shall be applied to the prepayment of or an offer to prepay such Senior Debt.

          (c) Any Notice and Offer to Prepay delivered to the holders of the Notes pursuant to Section 8.4 shall be accompanied by an Officer's Certificate setting forth in reasonable detail (i) the date, amount of Net Proceeds Amount
                                    -
and description of the assets disposed of in each Asset Disposition during the 365-day period in which the Asset Disposition giving rise to the Excess Amount was consummated; (ii) the calculations of the Excess Portion and Excess Amount
                  --
with respect to any such Asset Disposition; (iii) the calculation of the
                                             ---
Allocated Excess Amount being applied to the offer to prepay Notes pursuant to
Section 8.4; (iv) the application to the prepayment of, or offer to prepay,
              --
Senior Debt (other than the Notes) in compliance with Section 10.7(a) hereof with the remaining portion of such Excess Amount; and (v) the aggregate amount
                                                       -
of the premium on the principal amount of Notes to be prepaid equal to the Make-Whole Amount that the Company would be required to pay if such payment were made on the date of the Notice and Offer to Prepay (including in detail all calculations made to determine such amount, whether or not a premium is determined to be due and payable).

    10.8  LIENS.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

          (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable, or if overdue and not paid (i) the amount, applicability or validity of any such Lien is being diligently contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such Liens in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (c)  any attachment or judgment Lien, provided the Company or any such
                                                --------
Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or any such Subsidiary, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

          (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers'
                                         -
compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain
                         --
letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capitalized Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; provided, however, in each case the
                                     --------  -------
obligation secured is not overdue, or if overdue, (i) is being diligently
                                                   -
contested in good faith by appropriate actions or proceedings, and (ii) the
                                                                    --
Company or any such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or any such Subsidiary;

          (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such
                                                         --------
     Liens do not, in the aggregate, materially detract from the value or utility of such property as it is currently used;

          (f) Liens on property of any Subsidiary securing Indebtedness owing to the Company;

          (g) Liens existing on the date of this Agreement and securing Indebtedness of the Company and its Subsidiaries set forth in Schedule 5.15;

          (h) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness (including Capitalized Leases) incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that:
                                            --------

               (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                (ii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to 100% of the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

               (iii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property (or improvement thereon);

          (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i)
                                                               --------       -
no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item
                              --
or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

          (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (h) or (i) of this Section 10.8, provided that (i) the principal
                                                 --------       -
amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such
                                                                        --
Lien is not extended to any other property, (iii) immediately prior to such
                                             ---
extension, renewal or refunding no Default or Event of Default exists, and (iv)
                                                                            --
immediately after such extension, renewal or refunding, no Default or Event of Default would exist; and

          (k) other Liens not otherwise permitted by paragraphs (a) through (j) of this Section 10.8, provided that (i) all Indebtedness secured by such other
                      --------       -
Liens plus (ii) Indebtedness of Subsidiaries (other than Indebtedness owed to
            --
the Company or another Subsidiary) does not exceed the limitations set forth in
Section 10.4.

     10.9  DISPOSAL OF OWNERSHIP OF A SUBSIDIARY.

     The Company will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of Subsidiary Stock, nor will the Company permit any such Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply
                          --------
to:

           (a) the issue of directors' qualifying shares by any such Subsidiary;

           (b) any such Transfer of Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

           (c) a Transfer of any of the Subsidiary Stock of a Subsidiary of the Company owned by the Company and its other Subsidiaries if such Transfer satisfies the requirements of Section 10.7(a) hereof; provided, however, if as a
                                                      --------  -------
result of any such Transfer of Subsidiary Stock of a Subsidiary such Subsidiary shall cease to be a Subsidiary, any Indebtedness of the Company or any other Subsidiary held by such Subsidiary, and any Indebtedness of such Subsidiary held by the Company or any other Subsidiaries, shall have been paid in full.

11.  EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d) or Section 10.1 through 10.9, inclusive, for more than five Business Days; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and
(c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such
                -
default and (ii) the Company receiving written notice of such default from any
             --
holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false, misleading or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or
               -
as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that constitutes all or part of one or more series or issues of Indebtedness outstanding in an aggregate principal amount of at least $15,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in
                          --
the performance of or compliance with any term of any evidence or evidences of Indebtedness in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (g) the Company or any Significant Subsidiary (i) is generally not
                                                         -
paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a
 --
petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes
                                                                      ---
an assignment for the benefit of its creditors, (iv) consents to the appointment
                                                 --
of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is
                                                                        -
adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for
                                                  --
the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding
                  -
standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan
                                --
shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities"
              ---
(within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $15,000,000, (iv) the Company
                                                                 --
or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, other than routine liabilities for contributions and benefit payments under such plans, or, (v) the
                                                                          -
Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi)
                                                                          --
the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

     12.1 ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the holders of a majority of the principal amount of the Notes then outstanding may at any time at their option, by written notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by written notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and
                                                        -
unpaid interest thereon and (y) the Make-Whole Amount determined in respect of
                             -
such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

    12.2  OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

    12.3  RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all
                 -
principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than
                             -
non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c)
                                                                              -
no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

    12.4  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

    13.1  REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

    13.2  TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibits 1-A, 1-B, 1-C and 1-D, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred or exchanged in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer or
            --------
exchange by a holder of any Note in a principal amount then outstanding of less than $1,000,000, one Note may be issued in the same denomination as the Note being transferred or exchanged. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

    13.3  REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that, if the holder of such Note is, or is a
                    --------
nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

    14.1  PLACE OF PAYMENT.

          Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Malvern, Pennsylvania at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

    14.2  HOME OFFICE PAYMENT.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.  EXPENSES, ETC.

    15.1  TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining
 -
whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses,
                                              -
including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

    15.2  SURVIVAL.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

    17.1  REQUIREMENTS.

          This Agreement and the Notes may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company and (i) on or prior to the Closing, you, and (ii) after the
                    -                                        --
Closing, the holders of a majority of the principal amount of Notes then outstanding ; provided, however, that no such
              --------  -------
amendment, supplement or waiver shall, without written consent of the holders of all the Notes then outstanding, (a) subject to the provisions of Section 12
                                 -
relating to acceleration or rescission, change, with respect to the Notes, the final maturity, the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, or (b) change the percentage
                                                        -
of the principal amount of Notes which are required to consent to any amendment or waiver, or (c) amend any of Sections 1-6, 8, 11(a), 11(b), 12, 17 or 20 or
               -
any defined term (as it is used therein). Notwithstanding any other provision of this Agreement, no consent to any such amendment or supplement by any holder of a Note and no such waiver by any holder of a Note shall have any effect for the purposes of this Section 17.1 if such consent or waiver was obtained in connection with or in anticipation of the purchase by the Company, any Affiliate of the Company or any person of any portion of the Notes held by such holder of a Note, unless the holder of each Note at a time outstanding has executed a consent or waiver, as the case may be, to substantially the same effect as the consent or waiver obtained from such holder of a Note.

    17.2  SOLICITATION OF HOLDERS OF NOTES.

          (a) Solicitation.  The Company will provide each holder of the Notes
              ------------
(irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment.  The Company will not directly or indirectly pay or cause
              -------
to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for, as an inducement to or otherwise in connection with, the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

    17.3  BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

    17.4  NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a
                  -
confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt
                       -
requested (postage prepaid), or (c) by a recognized overnight delivery service
                                 -
(with charges prepaid).  Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be
             -
executed, (b) documents received by you at the Closing (except the Notes
           -
themselves), and (c) financial statements, certificates and other information
                  -
previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not
                                               --------
include information that (a) was publicly available or otherwise known to you
                          -
prior to the time of such disclosure, (b) subsequently becomes publicly
                                       -
available through no act or omission by you or any person acting on your behalf,
(c) otherwise becomes known to you other than through disclosure by the Company
 -
or any Subsidiary or (d) constitutes financial statements delivered to you under
                      -
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential
                          --------
Information to (i) your directors, officers, employees, agents, attorneys and
                -
affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial
                                                              --
advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor
             ---                                 --
to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any security of the Company
      -
(if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal
                                                                --
or state regulatory authority having jurisdiction over you, (vii) the National
                                                             ---
Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or
                               ----
disclosure may be necessary or appropriate (w) to effect compliance with any
                                            -
law, rule, regulation or order applicable to you, (x) in response to any
                                                   -
subpoena or other legal process, (y) in connection with any litigation to which
                                  -
you are a
party or (z) if an Event of Default has occurred and is continuing, to
          -
the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.

    22.1  SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

    22.2  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

    22.3  SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

    22.4  CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

    22.5  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

    22.6  GOVERNING LAW.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  [SEPARATE IDENTICAL AGREEMENTS WERE EXECUTED BY THE COMPANY AND EACH OF THE
                              FOLLOWING ENTITIES]

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.





                          Very truly yours,


                          SHARED MEDICAL SYSTEMS CORPORATION


                          By: /s/ T. W. Kyle
                             -------------------------------

                             Name: T. W. Kyle
                             Title: Senior Vice President

The foregoing is hereby agreed to as of the date thereof.

CONNECTICUT GENERAL LIFE
INSURANCE COMPANY

By:  CIGNA Investments, Inc. (authorized agent)

     By:   /s/ Stepen A. Osborn
          -------------------------------------
          Name: Stephen A. Osborn
          Title: Managing Director

MODERN WOODMEN OF AMERICA

By:   /s/ G. P. Odean
    -------------------------------------------
    Name: G. P. Odean
    Title: Assistant National Secretary

NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY

By:   /s/ Mark W. Poeppelman
    -------------------------------------------
    Name: Mark W. Poeppelman
    Title: Authorized Signatory

NATIONWIDE INDEMNITY COMPANY

By:   /s/ Mark W. Poeppelman
    -------------------------------------------
    Name: Mark W. Poeppelman
    Title: Authorized Signatory

ALLIED LIFE INSURANCE COMPANY A

By:   /s/ Mark W. Poeppelman
    -------------------------------------------
    Name: Mark W. Poeppelman
    Title: Authorized Signatory

THE GUARDIAN LIFE INSURANCE
COMPANY OF AMERICA

By:   /s/ Brian Keating
    -------------------------------------------
    Name: Brian Keating
    Title: Director

MONY LIFE INSURANCE COMPANY OF AMERICA

By:  /s/ Suzanne E. Walton
    ------------------------------------
    Name: Suzanne E. Walton
    Title: Authorized Agent

MONY LIFE INSURANCE COMPANY,
on behalf of a separate account

By:  /s/ Suzanne E. Walton
    ------------------------------------
    Name: Suzanne E. Walton
    Title: Vice President

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

By:  /s/ Jon M. Lucia
    ------------------------------------
    Name: Jon M. Lucia
    Title: Assistant Vice President and Investment Officer

GE EDISON LIFE INSURANCE COMPANY

By:  /s/ Koichi Ogawa
    ------------------------------------
    Name: Koichi Ogawa
    Title: General Manager of Investment Department

AMERICAN MAYFLOWER LIFE INSURANCE
COMPANY OF NEW YORK

By:  /s/ Jon M. Lucia
    ------------------------------------
    Name: Jon M. Lucia
    Title: Assistant Vice President and Investment Officer

THE LINCOLN NATIONAL LIFE INSURANCE
COMPANY

By: Lincoln Investment Management, Inc.
    Its Attorney-in-Fact

    By:    /s/ Timothy L. Powell
          ------------------------------
          Timothy L. Powell, Vice President

LINCOLN NATIONAL HEALTH & CASUALTY
INSURANCE COMPANY

By: Lincoln Investment Management, Inc.
    Its Attorney-in-Fact

    By:   /s/ Timothy L. Powell
          -----------------------------------
          Timothy L. Powell, Vice President

FIRST PENN-PACIFIC LIFE INSURANCE COMPANY

By: Lincoln Investment Management, Inc.
    Its Attorney-in-Fact

    By:   /s/ Timothy L. Powell
          -----------------------------------
          Timothy L. Powell, Vice President

TEACHERS INSURANCE AND ANNUITY ASSOCIATION
OF AMERICA

By:  /s/ Estelle Simsolo
    -----------------------------------------
    Name: Estelle Simsolo
    Title: Director - Private Placements

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:  /s/ Richard E. Spencer III
    -----------------------------------------
    Name: Richard E. Spencer III
    Title: Managing Director

C.M. LIFE INSURANCE COMPANY

By:  /s/ Richard E. Spencer III
    -----------------------------------------
    Name: Richard E. Spencer III
    Title: Investment Director

                                                                      SCHEDULE B


                                 DEFINED TERMS
                                 -------------

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "ACCEPTANCE" is defined in Section 8.4(c).

          "ACCEPTING HOLDER" is defined in Section 8.4.

          "ADDITIONAL ACCEPTANCE" is defined in Section 8.4(c).

          "ADDITIONAL PAYMENT NOTICE" is defined in Section 8.4(c).

          "ADDITIONAL PREPAYMENT AMOUNT" is defined in Section 8.4(c).

          "ALLOCATED EXCESS AMOUNT" is defined in Section 10.7(b).

          "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "ASSET DISPOSITION" means any merger of a Subsidiary into a Person other than the Company or a Substantial Subsidiary and any Transfer except:

          (a) any Transfer from a Subsidiary to the Company or a Substantial Subsidiary; and

          (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii)
                                        -                              --
equipment, fixtures, supplies or materials of a type no longer utilized in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

          "BUSINESS DAY" means (a) for the purposes of Section 8.7 only, any day
                                -
other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any
                                                   -
other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York or Pennsylvania are required or authorized to be closed.

          "CAPITALIZED LEASE" means any lease obligation for rentals which is required to be capitalized on a Consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.



                                 Schedule B-1

          "CLOSING" is defined in Section 3.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COMPANY" means Shared Medical Systems Corporation, a Delaware corporation.

          "CONFIDENTIAL INFORMATION"  is defined in Section 20.

          "CONSOLIDATED" means, when used with respect to any of the terms defined herein, such terms as reflected in a consolidation of the accounts of the Company and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED ADJUSTED FUNDED DEBT" means (a) Consolidated Funded Debt plus (b) Consolidated Current Debt in an amount, for the period of 12 consecutive months most recently ended at the time of any determination of Funded Debt, equal to the largest amount of Consolidated Current Debt outstanding on any day of the period of 30 consecutive days within such 12-month period with the lowest average daily amount of outstanding Consolidated Current Debt; provided that through the first anniversary of the Closing, Consolidated
      --------
Current Debt outstanding prior to the Closing shall be reduced by $150,000,000 for purposes of this definition.

          "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:
                      --------

          (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

          (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions,

          (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

          (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

          (e) any aggregate net gain or aggregate net loss during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include,



                                 Schedule B-2
without limitation, (i) all non-current assets and, without duplication, (ii) the following. whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

          (f) any gains resulting from any write-up of any assets and any loss resulting from any write-down of any assets,

          (g) any gain or loss arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Indebtedness, of the Company or any Subsidiary,

          (h) any net income or gain or loss during such period from (i) any
                                                                      -
change in accounting principles in accordance with GAAP, (ii) any prior period
                                                          --
adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary or nonrecurring items (including provisions
            ---
for reorganization costs and write-down of inprocess research and development in connection with an acquisition), or (iv) any discontinued operations or the
                                     --
disposition thereof,

          (i) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

          (j) any portion of such net income that cannot be freely converted into United States Dollars.

          "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the net worth of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "CONSOLIDATED TOTAL ASSETS" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

          "CURRENT DEBT" means, with respect to any person, all Indebtedness of such Person (other than Intercompany Debt) which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof, provided that Current Maturities of
                                            --------
Funded Debt shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from such date.

          "CURRENT MATURITIES OF FUNDED DEBT" means, at any time with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity).



                                 Schedule B-3

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is the greater of (i)
                                                                             -
2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes and (ii) 2% over the rate of interest publicly announced
                            --
by Chase Manhattan Bank in New York, New York as its "base" or "prime" rate.

          "DISPOSITION VALUE" means, at any time, with respect to any property,

          (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCESS AMOUNT" is defined in Section 10.7(a)(iv).

          "EXCESS PORTION" is defined in Section 10.7(a)(iv)

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).




                                 Schedule B-4

          "FIXED CHARGES" means the sum of Interest Charges and Lease Rentals for such period.

          "FUNDED DEBT" means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, the date of creation thereof, provided that Funded Debt shall
                                         --------
include, as at any date of determination, Current Maturities of Funded Debt;

provided, further, that Funded Debt shall not include Intercompany Debt.
--------  -------

          "GAAP" means generally accepted accounting principles consistently applied as in effect from time to time in the United States of America.

          "GOVERNMENTAL AUTHORITY"  means

          (a)  the government of

              (i) the United States of America or any State or other political subdivision thereof, or

              (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GROSS PROCEEDS" is defined in the definition of Net Proceeds Amount.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such
                                          -
indebtedness or obligation, or (ii) to maintain any working capital or other
                                --
balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or




                                 Schedule B-5

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "INCOME AVAILABLE FOR FIXED CHARGES" means, with reference to any period, the sum of Consolidated Net Income plus taxes imposed on or measured by income or excess profits for such period, plus Fixed Charges.

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capitalized Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions securing the payment of any obligations of the type referred to in clause (a), (b), (c) or (f) of this definition; and

          (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof;

provided that Indebtedness shall not include overnight borrowings incurred in
--------
any clearing account or overdraft account which is used to provide liquidity to uncompleted transactions; provided, further, that such borrowings are paid in
                          --------  -------
full as of the close of business the following day.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.



                                 Schedule B-6

          "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
                                          -
(b) any holder of a Note holding more than 10% of the aggregate principal amount
--
of the Notes then outstanding, and (c) any bank, trust company, savings and loan
                                    -
association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "INTERCOMPANY DEBT" means Indebtedness of the Company owed to its Subsidiaries or Indebtedness of a Subsidiary owed to the Company or another Subsidiary.

          "INTEREST CHARGES" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (a) all interest in respect of Indebtedness of the Company and its
        -
Subsidiaries (including imputed interest on Capitalized Leases) deducted in determining Consolidated Net Income for such period, (b) all capitalized and
                                                      -
deferred interest and (c) all debt discount and expense amortized or required to
                       -
be amortized in the determination of Consolidated Net Income for such period.

          "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether
                                                     -
by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any
                                                                --
property.

          "LEASE RENTALS" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any of its Subsidiaries as lessee under all leases of real or personal property (other than Capitalized Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental): (a) which are on account of maintenance and repairs,
                        -
insurance, taxes, assessments, water rates and similar charges; or (b) which are
                                                                    -
based on profits, revenues, or sales realized by the lessee from the leased property or otherwise based on performance of the lessee.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the
                                                                        -
business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries




                                 Schedule B-7
taken as a whole, or (b) the ability of the Company to perform its obligations
                      -
under this Agreement and the Notes, or (c) the validity or enforceability of
                                        -
this Agreement or the Notes.

          "MEMORANDUM" is defined in Section 5.3.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

          "NET PROCEEDS AMOUNT" means, with respect to any Excess Portion of any Asset Disposition, an amount equal to the difference between

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Asset Disposition as determined by the board of directors of the Company in good faith) paid by the transferee in respect of such Asset Disposition, multiplied by a fraction, the numerator of which shall be the amount of such Excess Portion and the denominator of which shall be the Disposition Value of property that was the subject of such Asset Disposition, and

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by the transferor in connection with such Asset Disposition and all Indebtedness secured by such property and required by its terms to be paid in connection with the consummation of such Asset Disposition.

          "NOTES" is defined in Section 1.

          "NOTICE AND OFFER TO PREPAY" is defined in Section 8.4(a).

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "OTHER AGREEMENTS" is defined in Section 2.

          "OTHER PURCHASERS" is defined in Section 2..

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.




                                 Schedule B-8

          "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "PRIORITY DEBT" means, without duplication, the sum of (a) all
                                                                  -
Indebtedness of the Company secured by Liens on property owned by the Company (except Indebtedness secured by Liens permitted by the provisions of Sections 10.8(a) through 10.8(j)) and (b) all Indebtedness of Subsidiaries (except
                              -
Indebtedness held by the Company or a Subsidiary).

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "REQUIRED HOLDERS" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

          "SECOND NOTICE" is defined in Section 8.4(c).

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SECURITY" has the meaning set forth in Section 2(i) of the Securities Act of 1933, as amended.

          "SENIOR DEBT" means any unsecured Indebtedness of the Company that is not in any manner subordinated in right of payment to the Notes or to any other Indebtedness of the Company.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

          "SERIES A NOTES" is defined in Section 1.

          "SERIES B NOTES" is defined in Section 1.

          "SERIES C NOTES" is defined in Section 1.

          "SERIES D NOTES" is defined in Section 1.

          "SIGNIFICANT SUBSIDIARY" means, as of any date of determination thereof, any Subsidiary that would at such time meet any of the following conditions:




                                 Schedule B-9

          (a) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 5% of the total assets of the Company and its other Subsidiaries consolidated as of the end of the fiscal year then most recently ended; or

          (b) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 5% of the total assets of the Company and its other Subsidiaries consolidated as of the end of the fiscal year then most recently ended; or

          (c) the Company's and its other Subsidiaries equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 5% of such income of the Company and its other Subsidiaries consolidated for the fiscal year then most recently ended;

provided that if either of the consolidated total assets and consolidated net
--------
income of the Company and its Significant Subsidiaries as of and for the fiscal year then most recently ended is less than 90% of each of consolidated total assets and consolidated net income of the Company and the Subsidiaries as of and for such fiscal year, the term Significant Subsidiary shall mean any Subsidiary that would be a Significant Subsidiary if "5%" (or any other percentage that would be substituted pursuant to this proviso) in the foregoing clauses (a), (b) and (c) were replaced with "4%" (or if another percentage has been substituted pursuant to this proviso, that percentage reduced by 1%).

          "SPECIAL PREPAYMENT DATE" is defined in Section 8.4(b).

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "SUBSIDIARY STOCK" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

          "SUBSTANTIAL SUBSIDIARY" means, at any time, any Subsidiary more than ninety percent (90%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Substantial Subsidiaries at such time.

          "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.



                                 Schedule B-10

                                                                     EXHIBIT 1-A


                            [FORM OF SERIES A NOTE]


                       SHARED MEDICAL SYSTEMS CORPORATION

                      6.58% SERIES A SENIOR NOTE DUE 2006

No. RA-[_]                                                                [DATE]

$[_______]                                                      PPN: 819486 A* 2

          FOR VALUE RECEIVED, the undersigned, SHARED MEDICAL SYSTEMS CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_______________________________________________________or,] registered assigns, the principal sum of [______________________________________________________]
DOLLARS on April 29, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of
                               -
6.58% per annum from the date hereof, payable semiannually, on the 29th day of April and October in each year, commencing with the April 29 or October 29 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment
              -
(including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.58% or (ii) 2% over the rate of
                                           -            --
interest publicly announced by Chase Manhattan Bank from time to time in New York, New York as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Malvern, Pennsylvania or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of April 29, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
         -
Section 20 of the Note Purchase Agreements and (ii) to have made the
                                                --
representation set forth in Section 6.2 of the Note Purchase Agreements.

          This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the




                                 Exhibit 1-A-1

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

          This Note shall be construed and enforced in accordance with the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                              SHARED MEDICAL SYSTEMS CORPORATION

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:




                                 Exhibit 1-A-2

                                                                     EXHIBIT 1-B


                            [FORM OF SERIES B NOTE]


                       SHARED MEDICAL SYSTEMS CORPORATION

                      6.58% SERIES B SENIOR NOTE DUE 2009

No. RB-[_]                                                                [DATE]

$[_______]                                                      PPN: 819486 A@ 0

          FOR VALUE RECEIVED, the undersigned, SHARED MEDICAL SYSTEMS CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [______________________________________________________or,] registered assigns, the principal sum of [______________________________________________________]
DOLLARS on April 29, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of
                               -
6.58% per annum from the date hereof, payable semiannually, on the 29th day of April and October in each year, commencing with the April 29 or October 29 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment
              -
(including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.58% or (ii) 2% over the rate of
                                           -            --
interest publicly announced by Chase Manhattan Bank from time to time in New York, New York as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Malvern, Pennsylvania or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of April 29, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
         -
Section 20 of the Note Purchase Agreements and (ii) to have made the
                                                --
representation set forth in Section 6.2 of the Note Purchase Agreements.

          This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the




                                 Exhibit 1-B-1

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

          This Note shall be construed and enforced in accordance with the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                              SHARED MEDICAL SYSTEMS CORPORATION

                              By:
                                 -------------------------------
                                 Name:
                                 Title:





                                 Exhibit 1-B-2

                                                                     EXHIBIT 1-C


                            [FORM OF SERIES C NOTE]


                       SHARED MEDICAL SYSTEMS CORPORATION

                      6.75% SERIES C SENIOR NOTE DUE 2009

No. RC-[_]                                                              [DATE]

$[_______]                                                    PPN: 819486 A# 8

          FOR VALUE RECEIVED, the undersigned, SHARED MEDICAL SYSTEMS CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [______________________________________________________or,] registered assigns, the principal sum of [______________________________________________________]
DOLLARS on April 29, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of
                               -
6.75% per annum from the date hereof, payable semiannually, on the 29th day of April and October in each year, commencing with the April 29 or October 29 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment
              -
(including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.75% or (ii) 2% over the rate of
                                           -            --
interest publicly announced by Chase Manhattan Bank from time to time in New York, New York as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Malvern, Pennsylvania or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of April 29, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
         -
Section 20 of the Note Purchase Agreements and (ii) to have made the
                                                --
representation set forth in Section 6.2 of the Note Purchase Agreements.

          This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the





                                 Exhibit 1-C-1

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

          This Note shall be construed and enforced in accordance with the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                              SHARED MEDICAL SYSTEMS CORPORATION

                              By:
                                 -------------------------------
                                 Name:
                                 Title:




                                 Exhibit 1-C-2

                                                                     EXHIBIT 1-D


                            [FORM OF SERIES D NOTE]


                       SHARED MEDICAL SYSTEMS CORPORATION

                      6.75% SERIES D SENIOR NOTE DUE 2011

No. RD-[_]                                                              [DATE]

$[_______]                                                    PPN: 819486 B* 1

          FOR VALUE RECEIVED, the undersigned, SHARED MEDICAL SYSTEMS CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [______________________________________________________or,] registered assigns, the principal sum of [______________________________________________________]
DOLLARS on April 29, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of
                               -
6.75% per annum from the date hereof, payable semiannually, on the 29th day of April and October in each year, commencing with the April 29 or October 29 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment
              -
(including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.75% or (ii) 2% over the rate of
                                           -            --
interest publicly announced by Chase Manhattan Bank from time to time in New York, New York as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Malvern, Pennsylvania or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of April 29, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
         -
Section 20 of the Note Purchase Agreements and (ii) to have made the
                                                --
representation set forth in Section 6.2 of the Note Purchase Agreements.

          This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the


                                 Exhibit 1-D-1

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

          This Note shall be construed and enforced in accordance with the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                              SHARED MEDICAL SYSTEMS CORPORATION

                              By:
                                 --------------------------------
                                 Name:
                                 Title:





                                 Exhibit 1-D-2